Exhibit 99.1

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Global Energy Group, Inc. (the “Company”), each hereby certifies that, to such person's knowledge, on the date hereof:

(a)	the Form 10-QSB of the Company for the quarter ended June 30, 2002 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act or 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the condition and results of operations of the Company.

/s/ Joseph H. Richardson Name: Joseph H. Richardson Title: Chief Executive Officer August 13, 2002

/s/ Peter E. Toomey Name: Peter E. Toomey Title: Chief Financial Officer August 13, 2002